As filed with the Securities and Exchange Commission on June 29, 2001
                                                      Registration No. 333-58560
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------

                         POST EFFECTIVE AMENDMENT NO. 1
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                           FREMONT GENERAL CORPORATION
             (Exact name of registrant as specified in its charter)
                               -------------------

             Nevada                                            95-2815260
 (State or other jurisdiction of                           (I.R.S. Employer
  incorporation or organization)                          Identification No.)

                       2020 Santa Monica Blvd., Suite 600,
                         Santa Monica, California 90404
                    (Address of principal executive offices)

                           FREMONT GENERAL CORPORATION
                          SUPPLEMENTAL RETIREMENT PLAN
                         AND FREMONT GENERAL CORPORATION
                       SENIOR SUPPLEMENTAL RETIREMENT PLAN
                            (Full title of the plan)
                                 --------------

                                Louis J. Rampino
                      President and Chief Operating Officer
                           Fremont General Corporation
                       2020 Santa Monica Blvd., Suite 600
                         Santa Monica, California 90404
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (310) 315-5500

                               -------------------

                                   Copies to:

                            Richard A. Boehmer, Esq.
                             O'Melveny & Myers, LLP
                              400 South Hope Street
                          Los Angeles, California 90071
                                 (213) 430-6000

     This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is being filed to de-register an aggregate of 2,241,804 shares of Common Stock, par value $1.00 per share, of Fremont General Corporation (the "Registrant") previously registered by the Registrant pursuant that certain Registration Statement on Form S-8 (File No. 333-58560) filed with the Securities and Exchange Commission on April 9, 2001. The Registrant hereby deregisters such shares as a result of its termination of the Fremont General Corporation Supplemental Retirement Plan and the Fremont General Corporation Senior Supplement Retirement Plan.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on this 29th day of June, 2001.

                                       FREMONT GENERAL CORPORATION



                                       By: /s/ LOUIS J. RAMPINO
                                           --------------------
                                           Louis J. Rampino
                                           President and Chief Operating Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated

     Signature                            Title                        Date
----------------------      --------------------------------       -------------


James A. McIntyre*          Chairman of the Board                  June 29, 2001
----------------------      of Directors and Chief Executive
James A. McIntyre           Officer (Principal Executive
                            Officer)


/s/   LOUIS J. RAMPINO      President, Chief Operating             June 29, 2001
----------------------      Officer and Director
Louis J. Rampino


Wayne R. Bailey*            Executive Vice President,              June 29, 2001
----------------------      Treasurer, Chief Financial Officer
Wayne R. Bailey             and Director (Principal Financial
                            Officer)

Patrick E. Lamb*            Senior Vice President, Chief           June 29, 2001
----------------------      Accounting Officer and Controller
Patrick E. Lamb             (Principal Accounting Officer)


Thomas W. Hayes*            Director                               June 29, 2001
----------------------
Thomas W. Hayes

David W. Morrisroe*         Director                               June 29, 2001
----------------------
David W. Morrisroe


Dickinson C. Ross*          Director                               June 29, 2001
----------------------
Dickinson C. Ross



*By:/s/ LOUIS J. RAMPINO
    --------------------
    Louis J. Rampino
    ATTORNEY-IN-FACT


     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee has caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on the 29th day of June, 2001.


                                       FREMONT GENERAL CORPORATION
                                       SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



Date: June 29, 2001
                                       /s/  LOUIS J. RAMPINO
                                       ---------------------------------
                                       By:    Louis J. Rampino
                                       Title: On behalf of the Administrative
                                              Committee of the Fremont General
                                              Corporation Supplemental
                                              Executive Retirement Plan